CENTRAL ILLINOIS LIGHT COMPANY
                           BENEFIT REPLACEMENT PLAN
                          (Effective January 1, 1991)

                       Amended Effective January 1, 1997




                        CENTRAL ILLINOIS LIGHT COMPANY

                           BENEFIT REPLACEMENT PLAN

                      (Amended Effective January 1, 1997)


                               TABLE OF CONTENTS

            Article I. Establishment and Construction

1.1         The Plan and its Effective Date                                1
1.2         Purpose                                                        1
1.3         Application of the Plan                                        1

            Article II. Definitions and Construction

2.1         Definitions                                                    2
2.2         Gender and Number                                              6
2.3         Severability                                                   6
2.4         Applicable Law                                                 6

            Article III. Participation

3.1         Eligibility                                                    7
3.2         Participation in the Plan                                      7

            Article IV. Benefits

4.1         Benefits                                                       8
4.2         Vesting                                                        9
4.3         Timing and Form of Retirement Benefits                         9
4.4         Death Benefits                                                10

            Article V. Financing

5.1         Unfunded Plan                                                 12
5.2         Grantor Trust                                                 12
5.3         Unsecured Interest                                            12
5.4         Nonalienation                                                 12

            Article VI. Administration

6.1         Administration                                                13
6.2         No Enlargement of Employee Rights                             13
6.3         Appeals from Denial of Claim                                  13
6.4         Notice of Address and Missing Persons                         14
6.5         Data and Information for Benefits                             15
6.6         Indemnity for Liability                                       15
6.7         Tax Liability                                                 15

            Article VII. Amendment and Termination

7.1         Amendment                                                     17
7.2         Termination                                                   17
7.3         Change in Control                                             17

            Article VIII. Participation in and Withdrawal from the Plan by an Employer

8.1         Participation in the Plan Withdrawal from the Plan            18
8.2         Withdrawal from the Plan                                      19


                        CENTRAL ILLINOIS LIGHT COMPANY

                           BENEFIT REPLACEMENT PLAN

                      (Amended Effective January 1, 1997)

                   Article I. Establishment and Construction

      1.1 The Plan and its Effective Date. The CENTRAL ILLINOIS LIGHT COMPANY BENEFIT REPLACEMENT PLAN (the "Plan") is hereby established by Central Illinois Light Company (the "Company") effective January 1, 1991.

      1.2 Purpose. The purpose of the Plan is to provide each Eligible Employee of the Employer with additional retirement income that, when combined with retirement benefits payable from the Pension Plan For Management, Office and Technical Employees of Central Illinois Light Company ("MOT Plan"), will equal the retirement benefit such Eligible Employee would have received if he continued to accrue benefits under the MOT Plan through the date of his actual retirement, but without regard to(a)the limitations imposed under Code sections 415 and 401(a)(17), or (b) the exclusion of amounts deferred under the Central Illinois Light Company Executive Deferral Plan and the Central Illinois Light Company Executive Deferral Plan II (collectively "EDP Plans"), and the Central Illinois Light Company Deferred Compensation Stock Plan from the definition of "Earnings" under the MOT Plan.

      1.3 Application of the Plan. The provisions of this Plan are applicable only to those Eligible Employees who, on or after January 1, 1991, are either
(a) in the active employ of the Employer or (b) retired key management and executive staff who are receiving or who are eligible to receive benefit payments under the EDP Plans. Any other Eligible Employee who retired or whose active employment relationship with the Employer was terminated prior to January 1, 1991 shall not be covered under this Plan.


      Article II. Definitions and Construction

      2.1 Definitions. The terms used in this Plan shall have the same meaning set forth below, except as otherwise indicated herein. The definition of any term in the singular shall also include the plural.

      (a) "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, computed on the basis of the factors specified in the definition of "Actuarial Equivalent" in the MOT Plan.

      (b) "Affiliate" means any subsidiary or affiliated or associated corporation of the Company that is an "Affiliate" within the meaning of that term in the MOT Plan.

      (c) "Average Monthly Earnings" means "Average Monthly Earnings" as defined under the MOT Plan.

      (d)   "Change in Control" means the occurrence of any of the following:
            (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of CILCORP (the "Outstanding CILCORP Common Stock") or (ii) the combined voting power of the then outstanding voting securities of CILCORP entitled to vote generally in the election of directors (the "Outstanding CILCORP Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from CILCORP, (ii) any acquisition by CILCORP or an affiliate of CILCORP, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CILCORP or any corporation controlled by CILCORP (a "CILCORP Affiliate") or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section; or

            (2) The failure for any reason of individuals who, as of the date hereof, constitute the Board of Directors of CILCORP (the "Incumbent Board") to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by CILCORP shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (3) Approval by the shareholders of CILCORP of a reorganization, merger, joint venture or consolidation or sale or other disposition of all or substantially all of the assets of CILCORP (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CILCORP Common Stock and Outstanding CILCORP Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CILCORP or all or substantially all of CILCORP's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding CILCORP Common Stock and Outstanding CILCORP Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of CILCORP, CILCORP Affiliate or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at
                  least a majority of   the members of the board of directors
                  of the corporation resulting from such Business
                  Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination: or

            (4) Approval by the shareholders of CILCORP of a complete liquidation or dissolution of CILCORP; or

            (5)  The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
                  Act) of more than 50% of either (i) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this subsection (e), the following acquisitions shall not constitute a Change in
                  Control: (i) any acquisition directly from the Employer,
                  (ii) any acquisition by CILCORP or a CILCORP Affiliate,
                  (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CILCORP or a CILCORP Affiliate or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (f) of this Section; or

            (6)  Approval by the shareholders of the Employer of a
                  reorganization, merger, joint venture or consolidation or sale or other disposition of all or substantially all of the assets of the Employer, or a Business Unit (a "Spin-Off"), in each case, unless, following such Spin-Off, (i) CILCORP or a CILCORP Affiliate owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Spin-Off (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries), and (ii) CILCORP or a CILCORP Affiliate continues to have the right to elect a majority of the Board of Directors of the corporation resulting from such Spin-Off.

            (7)  Approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer or a Business Unit of the Employer.

      (e) "CILCORP" means CILCORP Inc., an Illinois corporation, and any successor thereto.

      (f)   "Code" means the Internal Revenue Code of 1986, as amended.

      (g) "Company" means the Central Illinois Light Company, an Illinois corporation, and any successor thereto.

      (h) "Compensation Protection Plan" means the CILCORP Inc., Compensation Protection Plan.

      (i) "Continuing Director" means any member of the board of directors of CILCORP, while such person is a member of such board of directors, who was a member of such board of directors prior to the date of adoption of this Plan. A "Continuing Director" also means any person who subsequently becomes a member of the board of directors of CILCORP, while such person is a member of such board of directors, if such person's nomination for election or election to such board of directors is recommended or approved by resolution of a majority of the Continuing Directors.

      (j)   "Deferred Compensation Stock Plan" means the Central
            Illinois Light Company Deferred Compensation Stock
            Plan.

      (k) "EDP Plans" means, individually or collectively (as the context requires), the Central Illinois Light Company
            Executive Deferral Plan and the Central Illinois Light Company Executive Deferral Plan II.

      (l)   "Effective Date" means January 1, 1991.

      (m)   "Eligible Employee" means--
             (1) an employee of the Employer who is in a select group of management or highly compensated employees, participates in the MOT Plan, and has his benefits limited under the MOT Plan by:
                   (A) the limits under Code section 415 or
                        401(a)(17); or
                   (B) the "Earnings" definition which excludes deferrals under the EDP Plans or the Deferred Compensation Stock Plan;

                  and is designated as an Eligible Employee by the Employer's board of directors;

             (2) any retired key management and executive employee of the Employer who, as of the Effective Date, is receiving or is eligible to receive benefit payments under the EDP Plans; and

             (3) any other highly compensated, key employee of the Employer's management staff who may be designated, from time to time, by the Employer's board of directors.

            (n) "Employer" means the Company and any Affiliate that, with the consent of the Company, has adopted the MOT
            Plan and this Plan for the benefit of its Eligible
            Employees.

            (o) "Grantor Trust Agreement" means an agreement establishing a grantor trust referred to in section 5.2.

            (p) "MOT Plan" means the Pension Plan For Management, Office and Technical Employees of Central Illinois Light Company.

            (q) "Participant" means an Eligible Employee of the Employer who meets the participation requirements set forth in section 3.1.

            (r) "Plan" means the Central Illinois Light Company Benefit Replacement Plan.

            (s)   "Plan Year" means the calendar year.

            (t)   "Service" means "Service" as defined under the MOT Plan.

            (u)   "Trustee" means the trustee or trustees of a Grantor Trust.

            (v) "Unit of the Company" or "Business Unit" means an organizational department of the Employer as may be so designated from time to time on the official organization chart maintained by the CILCORP or the Company, and for which at least 10% of the Employer's revenue is attributable for the fiscal year ending immediately prior to the date as of which the status of the organizational department as a Business Unit is being determined.


      2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

      2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

      2.4 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Illinois to the extent not superseded by the laws of the United States.

                          Article III. Participation

      3.1 Eligibility. An Eligible Employee of the Employer   shall become a
Participant if benefits under the MOT Plan are limited, on or after the Effective Date, due to any of the following limitations:

      (a)   Limit on Compensation under Code Section 401(a)(17).
            The Eligible Employee's benefits under the MOT Plan are limited to ensure compliance with Code section
            401(a)(17).

      (b) Limit on Accruals under Code Section 415. The Eligible Employee's benefits under the MOT Plan are limited to ensure compliance with Code section 415.

      (c) Limit on "Earnings" Considered under the MOT Plan. The Eligible Employee's Average Monthly Earnings under the MOT Plan are limited because (1) the Eligible Employee participates in the MOT Plan and in the EDP Plans or the Deferred Compensation Stock Plan, and (2) "Earnings" under the MOT Plan formula is defined to exclude deferrals made under the EDP Plans or the Deferred Compensation Stock Plan, thus reducing Average Monthly Earnings.

      3.2 Participation in the Plan. An Eligible Employee shall become a Participant as of the later of--

      (a) the first day as of which it is determined that his benefit under the MOT Plan, which would be payable at or after the earliest date on which he could receive a retirement benefit under the MOT Plan, is limited by the limitations described in section 3.1; or

      (b) the Effective Date.

                             Article IV. Benefits

      4.1 Benefits. When a Participant's benefits under the MOT Plan are limited in accordance with the limits described in section 3.1(a),(b), or (c) for Plan Years beginning on or after January 1, 1991, this Plan shall provide a benefit determined as follows:

      (a) General Rule. This Plan shall provide a benefit equal to the excess of (1) over (2) below:

            (1)   The benefit which, but for the limitations described in
                  section 3.1(a), (b), or (c) of this Plan, would have been provided under the MOT Plan, calculated as of the determination date and payable at the time and in the form payable pursuant to section 4.3.

            (2) The benefit which has actually been provided under the MOT Plan, calculated as of the determination date, and expressed as a benefit payable at the time and in the form payable pursuant to section 4.3.

      (b) Exception. Notwithstanding the foregoing, if payment of the Participant's benefit under the MOT Plan commences prior to the date his benefit under this Plan is made or commences, this Plan shall provide a benefit equal to the sum of (1) and (2) below:

             (1) The amount determined as described in (a) above as
                  if the Participant had elected, pursuant to
                  section 4.3 of this Plan, the same benefit commencement date as he elected under the MOT Plan
                  (the MOT Plan benefit commencement date).
             (2) An annuity which is payable at the time actually
                  elected pursuant to section 4.3 (this Plan's
                  benefit commencement date) and in the form elected pursuant to section 4.3 and which is the Actuarial Equivalent of the benefits which would have been paid under this Plan between the MOT Plan benefit commencement date and this Plan's benefit commencement date, had the Participant elected, pursuant to section 4.3 of this Plan, to commence receiving benefits under this Plan on the MOT Plan benefit commencement date.

      (c) Additional Benefits. In the event of a Change in Control, each Participant who experiences a Covered Termination, as defined in the Compensation Protection Plan, shall accrue an additional benefit under this Plan equal to the benefit the Participant would have accrued under the MOT Plan and this Plan for the period that benefits are payable to the Participant pursuant to the Compensation Protection Plan, based on the Participant's projected age, service and compensation as of the end of such period. Such additional benefit shall be paid in accordance with Section 4.5. In the case of an individual, who is a party to an employment agreement with the Company or CILCORP, any additional benefit to be accrued under this Plan beyond such individual's termination of employment shall be determined in accordance with such employment agreement, this Plan constituting a supplemental pension plan and an excess benefit plan.

      4.2 Vesting. A Participant who completes at least five years of Service for purposes of vesting under the MOT Plan shall be fully vested in his benefit under this Plan. In addition, a Participant who attains age 65 while employed by an Employer shall be fully vested in his benefit under this Plan. Subject to the special Service rules for rehired Participants, any other Participant shall forfeit his benefit upon termination of employment with the Employer. Upon a Change in Control, all Participants, who are employed by the Company or Business Unit subject of the Change in Control, shall become fully vested in their benefits under this Plan. Upon a Change in Control of CILCORP, all Participants shall become fully vested in their benefits under this Plan.

      4.3 Timing and Form of Retirement Benefits. No payments shall be made to a Participant under this Plan prior to the Participant's termination of employment with the Company and all Affiliates. After such termination of employment, benefits under section 4.1 shall become payable, at the Participant's election, in one of the forms available to the Participant under the MOT Plan, equal to the Actuarial Equivalent of his benefit under this Plan; provided, however, that upon becoming a Participant (or as soon as practicable after it is ascertained that he is a Participant) he shall elect-

      (a) the form in which his benefits under this Plan will be paid if he is married on the date as of which such benefits become payable; and

      (b) the form in which his benefits under this Plan will be paid if he is unmarried on the date as of which such benefits become payable.

For purposes of the preceding sentence-

       (1) If the Participant is married at the time he elects the form of payment under this Plan, the normal form of payment if he is married when his benefits under this Plan become payable shall be a joint and 100 percent spouse's annuity determined on the same basis as the annuity described in section 4.7(b) of the MOT Plan, and his spouse's consent, as described in section 4.9(a) of the MOT Plan, shall be required for the Participant to reject such joint and 100 percent spouse's annuity;

      (2) At the time he elects the form of payment under this Plan, the Participant shall elect the date as of which such payment will be made or commence, provided that (A) such date shall not be before the earliest date as of which the Participant can begin receiving benefit payments under the MOT Plan and (B) such payment will not commence before the Participant's employment with the Employer is terminated;

      (3) Once the Participant has elected the timing of his benefit payments as described in this section 4.3, he shall not be permitted to change such election;

      (4) Once the Participant has elected the form of his benefit payments as described in this section 4.3, he shall not be permitted to change such election, provided that if his final election on form of payment made pursuant to sections 4.7, 4.8, and 4.9 of the MOT Plan differs from his election on form of payment made pursuant to the preceding provisions of this section 4.3, his election pursuant to this section 4.3 shall automatically be changed to match said final election under the MOT Plan; and

      (5)   Notwithstanding the preceding provisions of this
            section 4.3, no election will be available to any Participant who is a retired employee described in section 2.1(1)(2); instead, such Participant's benefits under this Plan shall be payable in the same form and at the same times as the benefits the Participant was receiving under the MOT Plan immediately prior to the Effective Date.

      4.4 Death Benefits. Upon the death of a Participant (including a Participant who has suffered a Disability) before payment of his benefits under this Plan has commenced, if the Participant leaves a surviving spouse to whom he had been continuously married for the one-year period ending on the date of his death, this Plan shall provide a benefit to such spouse equal to the excess of (a) over (b), where--

      (a) is the monthly benefit which would have been payable for the life of the surviving spouse under section 4.6 of the MOT Plan, but for the limitations described in section 3.1(a), (b), and (c) of this Plan; and

      (b) is the monthly benefit actually payable for the life of the surviving spouse under section 4.6 of the MOT Plan.

Benefit payments under this section 4.4 shall commence as of the earliest date on which the surviving spouse is entitled to receive benefit payments under section 4.6 of the MOT Plan, regardless of the date on which the spouse actually begins to receive payments under said section 4.6. The amount of such payments shall be adjusted for the timing of the payments, in accordance with
Article IV of the MOT Plan.

      4.5 Payment upon Change in Control. Within ninety days following a Change in Control, all Participants, who are employed by the Company or Business Unit subject of the Change in Control, shall receive a lump sum payment of their benefits under this Plan. Within ninety days following a Change in Control of CILCORP, all Participants shall receive a lump sum payment of their benefits under this Plan. Such lump sum payments will be determined by reference to the actuarial assumptions of the MOT Plan, which are used to determine "Actuarial Equivalent" forms of benefits.


                             Article V. Financing

      5.1 Unfunded Plan. Except as otherwise provided pursuant to section 5.2, the benefits under this Plan shall be paid in cash out of the general assets of the Company.

      5.2 Grantor Trust. Notwithstanding section 5.1, the Company and each other Employer may establish a trust for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plan, provided that--

      (a) such trust shall be a "grantor trust" with the result that the corpus and income of the trust be treated as assets and income of the Employer pursuant to sections 671 through 679 of the Code; and

      (b) the Plan shall be an "unfunded plan" within the meaning of that term under the Code and the Employee Retirement Income Security Act of 1974 as amended.

      5.3 Unsecured Interest. No Participant hereunder shall   have any
interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      5.4 Nonalienation. Except as otherwise provided by law, no Participant entitled to receive benefits in accordance with the provisions hereof shall have power to sell, assign, transfer, pledge, or mortgage the benefits so payable to the Participant, nor shall benefits be subject to levy, sale, seizure, attachment, garnishment, or any other judicial process issued by or on behalf of any creditor of a Participant.


                          Article VI. Administration

      6.1 Administration. The Company shall be responsible for the administration of the Plan. The Company shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. The Company shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Company shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Company shall make, or cause to be made, all reports or other filings, if any, necessary to meet the reporting and disclosure requirement of ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Company shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

      6.2 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge or retire any employee at any time.

      6.3 Appeals from Denial of Claim. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim or, if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:
      (a)   the specific reasonings for such denial;

      (b) specific reference to pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d)   an explanation of the Plan's claim review procedure.

The claimant also shall be advised that he or his duly authorized representative may request a review by the Company of the decision denying the claim by filing with the Company, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Company within 60 days after receipt for such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The Participant or beneficiary shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
      6.4 Notice of Address and Missing Persons. Each person entitled to benefits under the Plan must file with the Company, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post officeaddress will be binding upon him for all purposes of the Plan and neither the Company nor any Trustee shall be obliged to search for or ascertain his whereabouts. In the event that such person cannot be located, the Company may direct that such benefit and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant or beneficiary prior to the termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and the future benefits due such person shall be reinstated in full.

      6.5 Data and Information for Benefits. All persons   claiming benefits
under the Plan must furnish to the Company or its designated agent such documents, evidence, or information as the Company or its designated agent consider necessary or desirable for the purpose of administering the Plan, and such person must furnish such information promptly and sign such documents as the Company or its designated agent may require before any benefits become payable under the Plan.

      6.6 Indemnity for Liability. The Company shall indemnify any individual who is directed by the Company to carry out responsibilities and duties imposed by this Plan against any and all claims, losses, damages, and expenses, including counsel fees, approved by the Company, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, in connection with such person's responsibilities and duties under the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

      6.7 Tax Liability. The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and Which may be assessed with regard to such payment.
                    Article VII. Amendment and Termination

      7.1 Amendment. The Company reserves the right to amend the Plan at any time by action of its board of directors, provided that retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of the time the amendment is adopted.

      7.2 Termination. The Company reserves the right to terminate the Plan at any time by action of its Board of Directors.

      7.3 Change in Control. Notwithstanding the preceding provisions of this
Article VII, no termination, amendment, or change to this Plan which would have the effect of reducing benefits or benefit accruals hereunder, which would rescind an alternative procedure for accelerated payment previously adopted, or which would otherwise have an adverse effect on the determination of benefits hereunder shall be made after a Change in Control occurs, and this Plan shall be, and the Company shall require this Plan to be, a continuing obligation of the surviving entity resulting from any Change in Control. Participants shall be given written notice of any such termination, amendment, or change within a reasonable time after any such action is taken.

                 Article VIII. Participation in and Withdrawal
                         from the Plan by an Employer

      8.1 Participation in the Plan. Any Affiliate which desires to become an Employer hereunder may elect, with the consent of the Company's board of directors, to become a party to the Plan and any Grantor Trust Agreement by adopting the Plan for the benefit of its eligible employees, effective as of the date specified in such adoption--

      (a) by filing with the Company a certified copy of a resolution of its board of directors to that effect, and such other instruments as the Company may require; and

      (b) by the Company's filing with the then Trustee (if any) a copy of such resolution, together with a certified copy of resolutions of the Company's board of directors approving such adoption.

The adoption resolution or decision may contain such specific changes and variations in Plan or Grantor Trust Agreement terms and provisions applicable to such adopting Employer and its employees as may be acceptable to the Company and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or any Grantor Trust Agreement is reserved by the Company. The Company may not amend specific changes and variations in the Plan or any Grantor Trust Agreement terms and provisions as adopted by the Employer in its adoption resolution without the consent of such Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and any related Grantor Trust Agreement. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan or any Grantor Trust Agreement documents. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under any Grantor Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and any Grantor Trust Agreement, including the sole right to amendment, and of appointment and removal of the Trustee and successor Trustees, shall not be diminished by reason of the participation of any such adopting organization in the Plan and any Grantor Trust Agreement.

      8.2 Withdrawal from the Plan. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and any Grantor Trust Agreement after giving 90 days' notice to the Company's board of directors, provided the Company's board of directors consents to such withdrawal. Distribution of vested benefits (if any) to Participants affected by such a withdrawal may be implemented through any method determined by the Company and agreed to by the withdrawing Employer.